PACIFIC CONTINENTAL CORPORATION

DIRECTOR STOCK ELECTION PLAN

On July 10, 2001, the Board of Directors (the “Board”) of Pacific Continental Corporation (the “Company”) approved a form of director stock trading plan, in substantially the form of this document, which permits members of the Board to invest their director fees directly in Company common stock.  As a director of the Company, I would like to establish a plan to acquire Company common stock with my director fees (the “Plan”).

Acknowledgements and Representations:

❖	I acknowledge that I have reviewed the July 5, 2001 memorandum prepared by Graham & Dunn that addresses various legal matters associated with the Plan.

❖	I represent that I am not aware of any material, non-public information about the Company (“Information”).

❖
I understand that I will be permitted to change my allocation to the Plan semi-annually in October and April each year so long as I am not aware of any information at the time of such modification.  Any modification to the Plan will be effective 90 days after it is made.  Any change will be implemented with the January and June payments.

❖
I understand that I may terminate the Plan at any time.  In the event that I terminate the Plan, I must wait at least 90 days before entering into a new Plan, and I must not be aware of any Information at such time.

❖
I understand that I am responsible for compliance with insider trading laws, and that if I desire to enter into a 10b5-1 trading plan to facilitate purchases of stock under this Plan in compliance with these laws, I must contact my broker and enter into such a plan with my broker.

❖
I understand that I am responsible for compliance with other securities law requirements and restrictions, including Section 16, which may limit my ability to sell any shares of Company stock within six months before or after any purchase hereunder.

❖	I acknowledge that the Board may terminate my ability to participate in the Plan at any time.

Allocation to the Plan:

Initially, I elect to allocate the following portion of my director fees to the Plan:

❑	All director fees;

❑	Monthly retainer (but not committee fees);

❑	Committee fees (but not monthly retainer); or

❑	_______% of total director fees.

I acknowledge that the portion of my director fees that I am allocating to this Plan will be disbursed by the Company on a quarterly basis during an “open window” under the Company’s insider trading policy.

Dated: _________________, 2007

Director:

______________________________________
[name]

Agreed and Acknowledged:

PACIFIC CONTINTENTAL CORPORATION

By:  ___________________________________

    Its: __________________________________